United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: August 4, 2015
Commission File Number 1-7107
 __________________________________
LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
The information in this item and Exhibit 99.1 and Exhibit 99.2, attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
On August 4, 2015, Louisiana - Pacific Corporation issued a press release announcing financial results for the quarter and six months ended June 30, 2015, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), the attached press release discloses continuing earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) which is a non-GAAP financial measure. Additionally, it discloses Adjusted EBITDA which further adjusts EBITDA to exclude stock based compensation expense, (gain) loss on sales or impairment of long lived assets, other operating charges and credits, investment income, cost of potential acquisitions and depreciation included in equity in loss (earnings) of unconsolidated affiliates. It also discloses adjusted income (loss) which excludes (gain) loss on sale or impairment of long-lived assets, cost of acquisition, other operating credits and charges, net, cost of potential acquisitions and adjusts for a normalized tax rate. EBITDA, Adjusted EBITDA and adjusted loss from continuing operations are not a substitute for the GAAP measure of net income or operating cash flows or other GAAP measures of operating performance or liquidity. A copy of the reconciliation of adjusted loss, EBITDA and Adjusted EBITDA for the quarter and six months ended June 30, 2015 and 2014 is attached hereto as Exhibit 99.2 and Exhibit 99.3 and incorporated herein by reference.
We have EBITDA and Adjusted EBITDA in the press release because we use them as important supplemental measures of our performance and believe that similarly-titled measures are frequently used by securities analysts, investors and other interested persons in the evaluation of companies in our industry, some of which present similarly-titled measures when reporting their results. We use EBITDA and Adjusted EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates. It should be noted that companies calculate similarly-titled measures differently and, therefore, as presented by us may not be comparable to similarly-titled measures reported by other companies. In addition, EBITDA has material limitations as a performance measure because it excludes interest expense, income tax (benefit) expense and depreciation and amortization which are necessary to operate our business or which we otherwise incurred or experienced in connection with the operation of our business.
We believe that adjusted income (loss) which excludes (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net, cost of potential acquisitions, adjusted for a normalized tax rate is a useful measure for evaluating our ability to generate earnings and that providing this measure will allow investors to more readily compare the earnings referred to in the press release to our earnings for past and future periods. We believe that this measure is particularly useful where the amounts of the excluded items are not consistent between the periods presented. It should be noted that other companies may present similarly-titled measures differently and, therefore, as presented by us may not be comparable to similarly-titled measures reported by other companies. In addition, adjusted income (loss) from continuing operations has material limitations as a performance measure because it excludes items that are actually incurred or experienced in connection with the operations of our business.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release issued by Louisiana-Pacific Corporation on August 4, 2015, regarding financial results for the quarter and six months ended June 30, 2015.
99.2	Reconciliation of Adjusted operating income from operations and EBITDA and Adjusted EBITDA for the quarter and six months ended June 30, 2015 and 2014.
99.3	Reconciliation of Adjusted operating income from operations for the quarter and six months ended June 30, 2015 and 2014 and for the quarter ended March 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ SALLIE B. BAILEY
Sallie B. Bailey
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)
Date: August 4, 2015